             MORGAN STANLEY INSURED CALIFORNIA MUNICIPAL SECURITIES
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        NOVEMBER 1, 2008 - APRIL 30, 2009

                                                                AMOUNT OF     % OF
                                      OFFERING      TOTAL         SHARES    OFFERING  % OF FUNDS
   SECURITY      PURCHASE/   SIZE OF  PRICE OF    AMOUNT OF     PURCHASED  PURCHASED     TOTAL                            PURCHASED
   PURCHASED    TRADE DATE  OFFERING   SHARES      OFFERING      BY FUND    BY FUND     ASSETS           BROKERS            FROM
--------------  ----------  --------  --------  --------------  ---------  ---------  ----------  --------------------  ------------
The Regents of   03/13/09      --      $95.346   $385,485,000    360,000     0.09%       0.71%    Barclays Capital,       Barclays
the University                                                                                    Alamo Capital,           Capital
 of California                                                                                    Banc of America
    General                                                                                       Securities LLC,
 Revenue Bonds                                                                                    J.P. Morgan, SL
                                                                                                  Hare Capital,
                                                                                                  Inc., De La Rosa &
                                                                                                  Co., Jackson
                                                                                                  Securities,
                                                                                                  Grigsby &
                                                                                                  Associates, Inc.,
                                                                                                  Goldman, Sachs &
                                                                                                  Co., Morgan
                                                                                                  Stanley, Wedbush
                                                                                                  Morgan Securities